_____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
               Check if an Application to Determine Eligibility of
                     a Trustee Pursuant to Section 305(b)(2)
             _______________________________________________________

                  U.S. BANK NATIONAL ASSOCIATION (Exact name of
                      Trustee as specified in its charter)

                                   31-0841368
                       I.R.S. Employer Identification No.

              60 Livingston Avenue                                    55107
              St. Paul, Minnesota
    (Address of principal executive offices)                        (Zip Code)

                               Tamara Schultz-Fugh
                         U.S. Bank National Association
                              60 Livingston Avenue
                               St. Paul, MN 55107
                                 (651) 495-3880
            (Name, address and telephone number of agent for service)

                 Residential Funding Mortgage Securities II, Inc

              (Exact name of Obligor as specified in its charter)

                   Delaware                                  41-1808858
 (State or other jurisdiction of incorporation           (I.R.S. Employer
               or organization)                         Identification No.)
        8400 Normandale Lake Boulevard
        Suite 250
        Minneapolis, MN                                      55437
   (Address of Principal Executive Offices)                (Zip Code)

                            HOME LOAN TRUST 2006-H15
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                                    FORM T-1

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

           a) Name and address of each examining or supervising authority to which it is subject.
                      Comptroller of the Currency
                      Washington, D.C.

           b) Whether it is authorized to exercise corporate trust powers. Yes

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None

ITEMS 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

           1.  A copy of the Articles of Association of the Trustee.*

           2. A copy of the certificate of authority of the Trustee to commence business.*

           3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

           4.  A copy of the existing bylaws of the Trustee.*

           5.  A copy of each Indenture referred to in Item 4. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

           7. Report of Condition of the Trustee as of September 30, 2006 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.



      * Incorporated by reference to Registration Number 333-67188.


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                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 8th of December, 2006.


                                    By:     /s/ Tamara Schultz-Fugh
                                            Tamara Schultz-Fugh
                                            Vice President




By:     /s/ Tanveer Ashraf
        Tanveer Ashraf
        Trust Officer




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                                    EXHIBIT 6

                                     CONSENT


        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  December 8, 2006


                                    By:     /s/ Tamara Schultz-Fugh
                                            Tamara Schultz-Fugh
                                            Vice President




By:     /s/ Tanveer Ashraf
        Tanveer Ashraf
        Trust Officer





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                                    EXHIBIT 7
                         U.S. BANK NATIONAL ASSOCIATION
                        STATEMENT OF FINANCIAL CONDITION
                                 AS OF 9/30/2006

                                    ($000'S)

                                                           9/30/2006
ASSETS
    Cash and Due  From Depository Institutions             $6,436,856
    Securities                                             39,245,651
    Federal Funds                                           3,475,844
    Loans & Lease Financing Receivables                   141,382,736
    Fixed Assets                                            2,629,727
    Intangible Assets                                      11,923,005
    Other Assets                                           10,799,396
    TOTAL ASSETS                                         $215,893,215

LIABILITIES
    Deposits                                             $133,945,028
    Fed Funds                                              12,987,134
    Treasury Demand Notes                                           0
    Trading Liabilities                                       166,479
    Other Borrowed Money                                   31,884,451
    Acceptances                                                     0
    Subordinated Notes and Debentures                       6,909,696
    Other Liabilities                                       7,674,530
    TOTAL LIABILITIES                                    $193,567,318

EQUITY
    Minority Interest in Subsidiaries                      $1,044,165
    Common and Preferred Stock                                 18,200
    Surplus                                                11,977,237
    Undivided Profits                                       9,286,295
        TOTAL EQUITY CAPITAL                              $22,325,897

TOTAL LIABILITIES AND EQUITY CAPITAL                     $215,893,215

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. BANK NATIONAL ASSOCIATION


By:     /s/ Tamara Schultz-Fugh
         Vice President

Date:  December 8, 2006